QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-209648 on Form S-4 of our reports dated February 23, 2016, relating to the consolidated financial statements and financial statement schedule of Shire plc and subsidiaries and the effectiveness of Shire plc and subsidiaries' internal control over financial reporting, appearing in the Annual Report on Form 10-K of Shire plc for the year ended December 31, 2015, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte LLP

London, United Kingdom

March 25, 2016

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM